EXECUTION COPY


                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made as of the 26th day of October, 2009, by and between Night-Watch Capital Partners II, LP (the "SELLER"), a limited liability company organized under the laws of Delaware, and Double Black Diamond Offshore Ltd., a Cayman Islands exempted company, and Black Diamond Offshore Ltd., a Cayman Islands exempted company (collectively, the "PURCHASER").

     WHEREAS, The Seller desires to sell to Purchaser, and Purchaser desires to purchase and accept from the Seller, all of the shares of common stock of Kana Software, Inc. ("KANA" or the "COMPANY"), a Delaware corporation, owned by the Seller (collectively, the "PURCHASED SHARES") on the terms and subject to the conditions of this Agreement; and

     WHEREAS, each of the Purchaser and the Seller desires that the foregoing transaction be completed on such terms and subject to such conditions and wish to make certain representations, warranties and covenants in connection therewith.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Seller and the Purchaser agree as follows:

     1. PURCHASE AND SALE OF PURCHASED SHARES.

          1.1 AGREEMENT TO SELL AND PURCHASE THE SHARES. At the Closing (as defined in Section 1.3), the Seller will, on the terms and subject to the terms of this Agreement, sell, assign, transfer and deliver to the Purchaser, and the Purchaser will purchase and accept from the Seller, the Purchased Shares (as set forth on the signature page hereto) against payment of the Purchase Price (as defined in Section 1.2).

     All certificates representing the Purchased Shares being sold by the Seller will be duly endorsed by such Seller (or accompanied by duly executed stock transfer powers executed in favor of the Purchaser), with all necessary transfer tax stamps acquired at the Seller's expense affixed.

          1.2 PURCHASE PRICE. Purchaser will pay to the Seller the purchase price (the "PURCHASE PRICE") per share for the Purchased Shares to be purchased and sold pursuant to this Agreement, calculated and paid as follows:

               (a) At the Closing (as defined in Section 1.3(a)), $0.75 per Purchased Share (the "INITIAL PURCHASE PRICE"); and

               (b) In the event that the transactions contemplated by the Kana APA (as defined in Section 1.3(a)) are consummated, within two Business Days following such consummation (as defined in Section 1.3(a)), the amount per purchased share calculated by taking the net cash per share as of the closing of the KANA APA ( the "CLOSING CASH PER SHARE")(for purposes of this sentence, any payables or other liabilities shall be deducted from cash except to the extent already considered by 1.2 (c) below), less $.79 per share (the "CLOSING PURCHASE PRICE"), plus

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               (c)  within  160 days  after the  closing  of the KANA  APA,  the additional amount of net cash per share of the Company representing the favorable resolution of all Kana APA escrow agreements after the closing of the Kana APA, if any, measured 150 days after the closing of the Kana APA (the "TOTAL PURCHASE PRICE").

          1.3 CLOSING. (a) The closing (the "CLOSING") of the purchase and sale of the Purchased Shares shall take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, within two Business Days following the announcement of the execution of the Asset Purchase Agreement, by and among Kay Technology Corp, Inc. and Kana, dated as of October 26, 2009 (the "KANA APA"), or at such other time and place as the Seller and the Purchaser mutually agree upon orally or in writing (such date the "CLOSING DATE"). For purposes of this Agreement, "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in New York City are authorized or required by Law (as defined in Section 2.4(b)) to remain closed.

               (b) The Seller shall deliver to the Purchaser:

                    (i) no later than two Business Days prior to the Closing, wire transfer instructions, in writing, designating the Seller's account(s) to which the Purchaser shall deliver the Initial Purchase Price at Closing in accordance with the terms and conditions of this Agreement; and

                    (ii) at or prior to the Closing, a certificate or certificates representing the Purchased Shares that the Purchaser is purchasing at such Closing, duly endorsed by the Seller (or accompanied by duly executed stock transfer powers executed in favor of the Purchaser), with all necessary transfer tax stamps acquired at the Seller's expense affixed.

               (c) At or prior to the Closing, the Purchaser shall deliver to the Seller a wire transfer of immediately available funds to an account or accounts designated by the Seller, in the aggregate amount equal to the Initial Purchase Price.

     2. REPRESENTATIONS AND WARRANTIES OF THE SELLER. As a material inducement to the Purchaser to enter into this Agreement and purchase the Purchased Shares hereunder, the Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

          2.1 ORGANIZATION, EXECUTION AND EFFECT OF AGREEMENT. (a) The Seller is a limited liability company that (A) is duly organized, validly existing and in good standing under the Laws (as defined herein) of its jurisdiction of formation, (B) is duly qualified or licensed to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except for such of the foregoing in which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the authority or ability of Seller to enter into this Agreement or the Transaction Documents or consummate the transactions contemplated hereby or thereby, (C) has the requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform

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the transactions  contemplated hereby and thereby to be performed by it, and (D)
has duly taken all necessary action required to be taken under applicable Law for the due authorization of the execution and delivery by the Seller of this Agreement and the Transaction Documents to which it is a party and the performance by it of the transactions contemplated hereby or thereby.

               (b) This Agreement has been, and the Transaction Documents to which the Seller is a party will be, duly and validly executed and delivered by such Seller and, assuming the due execution and delivery of this Agreement by Purchaser, and assuming the due execution and delivery of the Transaction Documents by any other parties thereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against such Seller in accordance with their terms.

          2.2 OWNERSHIP. The Seller is the true and lawful owner of record, and has the sole voting power and sole dispositive power over, the Purchased Shares. The Purchased Shares represent all of the shares of common stock of the Company and other securities convertible for or exchangeable into common stock of the Company owned by the Seller and its Affiliates (as defined in Section 11.2). The delivery of the certificates representing the Purchased Shares being sold by the Seller will transfer to Purchaser good and valid title to such Purchased Shares, free of any liens, security interests or other encumbrances, claims or voting or other restrictions (collectively, "LIENS") of any kind adverse to the Purchaser, other than any restrictions on resale of the Shares as may be imposed under applicable securities laws of the U.S. and any state thereof.

          2.3 NO OPTIONS. There are no outstanding subscriptions, options, rights (including phantom stock rights), warrants, calls, commitments, understandings, arrangements, plans or other agreements of any kind affecting the Seller's Purchased Shares.

          2.4 NO RESTRICTIONS. (a) There is no suit, action, claim, investigation or inquiry by any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentally of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision ("GOVERNMENTAL AUTHORITY"), and no legal, administrative or arbitration proceeding pending or, to the Seller's knowledge, threatened against the Seller or any of its Purchased Shares, with respect to the execution, delivery and performance of this Agreement or any Transaction Documents or the transactions contemplated hereby or thereby or any other agreement entered into by such Seller in connection with the transactions contemplated hereby or thereby.

               (b) The execution and delivery by Seller of this Agreement and the Transaction Documents to which it is a party do not, and the performance by the Seller of the transactions contemplated hereby and thereby to be performed by it will not, conflict with, or result in any material violation of, or constitute a material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligations or the loss of a material benefit or the incurrence of a material liability under, (i) any provision of the certificate of incorporation or bylaws or comparable governing documents of the Company, any of its subsidiaries or the Seller, if applicable, or (ii) to the knowledge of Seller, any material permit or approval ("PERMIT"), if any, issued to the Company, any of its subsidiaries or the Seller, under any statute, law, rule, regulation or ordinance

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(collectively,  "LAWS") or any judgment,  decree, order, writ, permit or license
(collectively, "Orders") relating to the Company, any of its subsidiaries or such Seller, except, in the case of such of the foregoing as applicable to the Company or any of its subsidiaries, but not the Seller, for those as would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the business, financial condition, results of operations or prospects of the business of the Company.

               (c) The execution,  delivery and performance by the Seller of its obligations under this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will not (i) result in the violation by the Seller or, to the knowledge of the Seller, by the Company of any Law or Order applicable only to it or any of its Purchased Shares or (ii) conflict with, result in any violation or breach of, constitute (with or without notice or lapse of time or both), a default under or require the Seller or, to the knowledge of Seller, require the Company to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person (as defined in Section 11.2) any right of payment or reimbursement, termination, cancellation, modification or acceleration, or result in the creation or imposition of any Lien upon the Seller's Purchased Shares, under any of, the terms conditions or provisions of any agreement, commitment, lese, license, evidence of indebtedness, mortgage, indenture, security agreement, instrument, note, bond, franchise, permit, concession or other instrument, obligation or agreement of any kind
(collectively, "CONTRACTS") to which the Seller is a party or by which such Seller or any of its assets or properties are bound, except in the case of any of the foregoing as applicable to the Company or any of its subsidiaries, but not the Seller, for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the business, financial condition, results of operations or prospects of the business of the Company.

          2.5 APPROVALS AND CONSENTS. No material consent, approval or action of, filing with or notice to any Governmental Authority or Person is necessary or required under any of the terms, conditions or provisions of any Law or Order or any Contract to which the Seller is a party or its Purchased Shares are bound for the execution and delivery of this Agreement and any Transaction Documents by the Seller, the performance by the Seller of its obligations hereunder or thereunder or the consummation by the Seller of the transactions contemplated hereby or thereby.

          2.6 CONTRACTS. The Seller is not party to any Contract with, and does not have any claim or right against the Company or any of its subsidiaries.

          2.4 BROKERS' FEES. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

     3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents, warrants and covenants as of the date hereof and as of the Closing Date that:

          3.1 ORGANIZATION, AUTHORIZATION AND EFFECT OF AGREEMENT. (a) The Purchaser is an exempted company that (A) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation, (B) is duly qualified or

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licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except for such of the foregoing in which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the authority or ability of the Purchaser to enter into this Agreement, the Transaction Documents or to consummate the transactions contemplated hereby or thereby, (C) has the requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby to be performed by it, and (D) has duly taken all necessary action required to be taken under applicable Law for the due authorization of the execution and delivery by the Purchaser of this Agreement and the Transaction Documents to which it is a party and the performance by it of the transactions contemplated hereby or thereby.

               (b) This Agreement has been, and the Transaction Documents to which the Purchaser is a party will be, duly and validly executed and delivered by such Purchaser and, assuming the due execution and delivery of this Agreement by Seller, and assuming the due execution and delivery of the Transaction Documents by any other parties thereto, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against such Purchaser in accordance with their terms.

          3.2  NO   RESTRICTIONS.   (a)  There  is  no  suit,   action,   claim,
investigation or inquiry by any Governmental Authority, and no legal, administrative or arbitration proceeding pending or, to the Purchaser's knowledge, threatened against the Purchaser, with respect to the execution, delivery and performance of this Agreement or any Transaction Document or the transactions contemplated hereby or thereby or any other agreement entered into by such Purchaser in connection with the transactions contemplated hereby or thereby.

               (b) The execution and delivery by Purchaser of this Agreement and the Transaction Documents to which it is a party do not, and the performance by the Purchaser of the transactions contemplated hereby and thereby to be performed by it will not, conflict with, or result in any material violation of, or constitute a material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligations or the loss of a material benefit or the incurrence of a material liability under, (i) any provision of the certificate of incorporation or bylaws or comparable governing documents of the Purchaser, or (ii) to the knowledge of Purchaser, any material Permit, if any, issued to the Purchaser under any Laws or any Orders relating to such Purchaser, in each case except as would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the authority or ability of the Purchaser to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

               (c) The execution, delivery and performance by the Purchaser of its obligations under this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will not (i) result in the violation by the Purchaser of any Law or Order applicable only to it or (ii) conflict with, result in any violation or breach of, constitute (with or without notice or lapse of time or both), a default under or require the Purchaser to obtain any consent, approval or action of, make any filing with

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or give any  notice to, or result in or give to, any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration under any of, the terms, conditions or provisions of any Contracts to which the Purchaser is a party or by which such Purchaser or any of its assets or properties are bound, in each case except as would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the authority or ability of the Purchaser to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

          3.3 APPROVALS AND CONSENTS. No consent, approval or action of, filing with or notice to any Governmental Authority or Person is necessary or required under any of the terms, conditions or provisions of any Law or Order or any Contract to which the Purchaser is a party for the execution and delivery of this Agreement and any Transaction Documents by the Purchaser, the performance by the Purchaser of its obligations hereunder or thereunder or the consummation by the Purchaser of the transactions contemplated hereby or thereby except as would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the authority or ability of the Purchaser to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

          3.4 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Purchased Shares to be received by the Purchaser will be acquired by the Purchaser for investment purposes only, and not with a view to the resale of any part thereof, and that the Purchaser has no present intention of selling or granting any participation in the same. By executing this Agreement, the Purchaser further represents that it does not have any Contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person or entity, with respect to any of the Purchased Shares. The Purchaser acknowledges and agrees that it is acquiring the Purchased Shares subject to certain restrictions on resale that are imposed under applicable U.S. and state securities laws.

          3.5 BROKERS' FEES. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

     4. AGREEMENTS WITH RESPECT TO MATERIAL NON-PUBLIC INFORMATION.

          4.1 Each of the Purchaser and the Seller is sophisticated with respect to transactions in the Purchased Shares and has adequate information concerning the business and financial condition of the issuer of the Purchased Shares to make an informed decision regarding the purchase and sale contemplated hereby and has independently and without reliance upon the other and based on such information as it has deemed appropriate in its independent judgment made its own analysis and decision to enter into the transaction.

          4.2 Each party hereto has executed a confidentiality agreement with the Company and hereby acknowledges that the other party and its representatives may have received and may possess material non-public information ("NON-PUBLIC INFORMATION") regarding the Purchased Shares, the issuer of the Purchased Shares or its other outstanding debt or securities that may not have been provided to the other party, including, without limitation, information received on a confidential basis directly or indirectly from the issuer, and that each

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party  is  precluded  from  disclosing  such  information  to  the  other.  Such
Non-public Information may be indicative of a value of the Purchased Shares that is substantially more than the Total Purchase Price reflected in the transaction contemplated hereby or otherwise adverse to either party's interest, and, therefore, such information might be material to the Seller's decision to sell the Purchased Shares or the Purchaser's decision to purchase the Purchased Shares. Each of the Purchaser and Seller acknowledges that it has not requested and does not wish to receive Non-public Information from the other party and agrees that neither party shall have any liability to the other with respect to the non-disclosure of Non-public Information.

          4.3 Each of Purchaser and Seller expressly releases the other, its Affiliates and their respective officers, directors, employees, agents and controlling persons from any and all liabilities arising from their respective failure to disclose or review, such Non-public Information, and each of Purchaser and Seller agrees to make no claim against the other, its Affiliates and their respective officers, directors, employees, shareholders, partners, agents, representatives or Affiliates with respect to the transaction, relating to such failure to disclose, or to review Non-public Information.

          4.4 Purchaser and Seller are relying on the other's representations in engaging in the transaction contemplated hereby, and would not engage in such transaction in the absence of such representations.

          4.5 This Section 4 represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof as to disclosure or non-disclosure of the Non-public Information, and supersedes any prior or contemporaneous agreements relating thereto.

     5. COVENANTS

          5.1 Each of Purchaser and Seller shall, (i) subject to the satisfaction of the conditions to such party's obligations set forth in Sections 6, 7, and 8, execute and deliver such other documents, certificates, agreements and other writings and (ii) take such other actions, in each case, as may be necessary or reasonably requested by the other in order to consummate or implement expeditiously the transactions contemplated hereby in accordance with the terms of this Agreement.

          5.2 Each of Purchaser and Seller shall use its reasonable best efforts to cause all conditions precedent to the obligations of Purchaser and the Sellers to be satisfied. Upon the terms and subject to the conditions of this Agreement, each of Purchaser and Seller will use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

          5.3 For a period of six months following the Closing Date, the Seller shall not, and shall cause its Affiliates, directors, officers, and employees not to, directly or indirectly, acting alone or in concert with others, acquire, sell or otherwise transfer ownership of (including "beneficial ownership" as defined in Rule 13d-3 under the Securities Exchange Act of

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1934, as amended) any securities or  indebtedness  of, or any economic  interest in, the Company or any of its subsidiaries (including any participation interest therein or any assets underlying such securities or indebtedness).

     6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND THE SELLER. The obligations of each of Purchaser and each the Seller under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of the following conditions:

          6.1 RESTRAINING ACTION. There shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which prohibits the Closing.

     7. ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of Purchaser:

          7.1 NO MATERIAL MISREPRESENTATION OR BREACH. (a) There shall have been no material breach by the Seller in the performance of any of the covenants herein to be performed by him, her or it in whole or in part prior to the Closing, and (b) the representations and warranties of the Seller contained in this Agreement (i) that are not qualified as to materiality or material adverse effect shall be true and correct in all material respects and (ii) that are so qualified shall be true and correct, in each case on the date hereof and as of the Closing Date as if made anew on the Closing Date, except for representations or warranties made as of a specified date, which shall be true and correct in all material respects as of the specified date.

          7.2 CLOSING DELIVERABLES. The Purchaser shall have received the closing deliverables described in Section 1.3(b).

     8. ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER. The obligations of the Seller under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived by the Seller at its option:

          8.1 NO MATERIAL MISREPRESENTATION OR BREACH. (a) There shall have been no material breach by Purchaser in the performance of any of the covenants herein to be performed by it in whole or in part prior to the Closing, and (b) the representations and warranties of Purchaser contained in this Agreement (i) that are not qualified as to materiality or material adverse effect shall be true and correct in all material respects and (ii) that are so qualified (if any) shall be true and correct, in each case on the date hereof and as of the Closing Date as if made anew on the Closing Date, except for representations or warranties made as of a specified date, which shall be true and correct in all material respects as of the specified date.

          8.2 CLOSING DELIVERABLES. The Seller shall have received the closing deliverables described in Section 1.3(c).

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     9. TERMINATION. (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing:

                    (i) by the mutual written consent of Purchaser and the Seller;

                    (ii) by either Purchaser or the Seller, if the Closing shall not have occurred on or before October 30, 2009, provided, however, that the right to terminate this Agreement pursuant to this Section 9(a)(ii) will not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to occur by such time;

                    (iii) by either Purchaser or the Seller if there shall have been entered a final, nonappealable order or injunction of any Governmental
Authority restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof;

                    (iv) by Purchaser if the Seller shall have (i) failed to perform any obligation or to comply with any agreement or covenant of the Seller under this Agreement or (ii) breached any of its representations or warranties, in each case such that the condition in Section 7.1 would not be satisfied, which failure has not been cured within ten calendar days of notice from Purchaser; or

                    (v) by the Seller if Purchaser shall have (i) failed to perform any obligation or comply with any agreement or covenant of Purchaser under this Agreement or (ii) breached any of its representations or warranties, in each case such that the condition in Section 8.1 would not be satisfied, which failure has not been cured within ten calendar days of notice from the Seller.

               (b) In the event of the  termination of this Agreement under this
Section 9, each party hereto will pay all of its own fees and expenses. There will be no further liability hereunder on the part of any party hereto if this Agreement is so terminated, except by reason of a prior breach of any representation, warranty or covenant contained in this Agreement.

     10. RELEASE OF CLAIMS. Subject to the occurrence of the Closing, the Seller, its representatives and Affiliates hereby release and forever discharge the Company, its subsidiaries, representatives and Affiliates and the Purchaser, its representatives and Affiliates from any and all actions, causes of action, suits, debts, claims and demands (except for liabilities and obligations arising under this Agreement and the Transaction Documents) that arise out of or relate to acts, events, conditions or omissions occurring or existing at any time prior to and including the Closing Date.

     11. MISCELLANEOUS.

          11.1 SURVIVAL. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

          11.2 SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including permitted transferees of any Purchased Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement may not be assigned by any party without the prior written consent of the other party. Notwithstanding the foregoing, Purchaser may assign this Agreement and any or all rights or obligations hereunder, without the consent of the Seller, to one or more of its Affiliates; PROVIDED that no assignment or attempted assignment shall relieve the assignor of any of its obligations under this Agreement. For purposes of this Agreement, "Affiliate" means any individual, group of individuals or entity, including without limitation, any trust, custodian, individual retirement account, corporation, limited liability company, joint venture, limited partnership or general partnership (each, a "PERSON") that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with a Person, or (ii) any other Person that, directly or indirectly, is the beneficial owner of a majority of any class of equity securities of the specified person or of which the specified Person is directly or indirectly the owner of a majority of any class of equity securities.

          11.3 PRESS RELEASES. Purchaser and Seller will consult with the other before issuing, and provide the other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby and will not issue any such press release or make any such public statement without the other party's prior written consent, except that a party hereto may make such disclosures as are required by applicable Law, but only after disclosing to the other party the basis for concluding that such disclosure is so required and consulting with the other parties regarding the contents of such disclosure prior thereto.

          11.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. Any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such court and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any obligation it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

          11.5 SPECIFIC PERFORMANCE. Each party hereto acknowledges and agrees that one or more of the other parties would be irreparably damaged in the event the provisions of this Agreement are not specifically enforced in the event of a breach hereof by such party and that such damage could not be adequately remedied by the payment of money damages. Consequently, in addition to any other remedies that may be available at law or at equity, each party agrees that upon any breach or threatened breach of this Agreement by such party, one or more of the other parties hereto shall be entitled to temporary and permanent injunctive or other appropriate equitable relief to restrain or otherwise prevent such breach or threatened breach without posting any bond and without proving that monetary damages would be inadequate.

          11.6 LIMITATION ON DAMAGES. Notwithstanding any other provisions of this Agreement, in no event will any party hereto be liable to any other party for, nor will any party be entitled to claim for, any lost profits or consequential, exemplary, indirect, punitive or special damages or losses with respect to any claim arising out of or related to this Agreement or the transactions contemplated hereby.

          11.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          11.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as specified below or to any other address or addresses as any party may from time to time designate by written notice to the other party; as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

                  If to Purchaser, to:

                  Double Black Diamond Offshore, Ltd.
                  Black Diamond Offshore, Ltd.
                  c/o Carlson Capital, L.P.
                  2100 McKinney Avenue, Suite 1600
                  Dallas, Texas 75201
                  Attention:  Steven J. Pully

                  If to Seller, to:

                  NightWatch Capital Advisors, LLC
                  5314 River Run Drive, Suite 350
                  Provo, Utah 84604
                  Attention: John F. Nemelka

          11.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Purchaser and Seller. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Seller.

          11.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall he enforceable in accordance with its terms.

          11.11 ENTIRE AGREEMENT. This Agreement and the documents referred to herein Constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

          11.12 COUNTERPARTS. This Agreement may be executed in two or more Counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the above written.

                               Double Black Diamond Offshore Ltd.,
                               BY: Carlson Capital, L.P., its investment manager
                               BY: Asgard investment Corp., its general partner (Print Name of Stockholder)

                               By:  /s/ Clint D Carlson
                                    -------------------------------------------
                                    Name:  Clint D Carlson
                                    Title: President


                               Double Black Diamond Offshore Ltd.,
                               BY: Carlson Capital, L.P., its investment manager
                               BY: Asgard investment Corp., its general partner (Print Name of Stockholder)

                               By:  /s/ Clint D Carlson
                                    -------------------------------------------
                                    Name:  Clint D Carlson
                                    Title: President


                               NightWatch Capital Partners II, LP


                               By:  /s/ John F. Nemelka
                                    -------------------------------------------
                                    John F. Nemelka
                                    Title:  Managing Principal of
                                    NightWatch Capital Management
                                    LLC, the General Partner


                  Owner of 5,705,814 Purchased Shares on the date hereof.